Exhibit 99.1

PRESS RELEASE

P10 Reports Third Quarter 2021 Results

Record Results Driven by 122% Increase in Year-Over-Year Fee Paying Assets Under

Management

Dallas, Texas – November 12, 2021 – P10, Inc. (NYSE: PX), a leading private markets solutions provider, today reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights:

•	Fee Paying Assets Under Management: $16.3 billion as of the end of the quarter, a 122% increase year-over-year

•	Revenue: $38.1 million for the quarter, a 148% increase year-over-year

•	Net Income: $4.1 million for the quarter, a $4 million increase year-over-year

•	Net Income attributable to P10: $3.6 million for the quarter, a $3.7 million increase year-over-year

•	Adjusted EBITDA: $21.8 million for the quarter, a 148% increase year-over-year

•	Adjusted Net Income: $16.2 million for the quarter, a 146% increase year-over-year

•	Earnings Per Share: Fully diluted GAAP EPS is $.04 for the quarter

Robert Alpert, Chairman and Co-CEO, and Co-CEO Clark Webb said, “P10 delivered solid financial results driven by strong demand for our portfolio of best-in-class private markets solutions. We uplisted to the New York Stock Exchange in October and completed an offering that strengthens our balance sheet and improves our market position.”

A presentation of the third quarter financials may be accessed HERE and is available on the Company’s website.

Conference Call Details:

The company will host a conference call at 8:30 a.m. Eastern Time on Friday, November 12, 2021. The call will be webcast live and may be accessed HERE.

All participants joining by telephone should dial one of the following numbers, followed by the Participant Code provided:

United States:	1-646-904-5544 or 1-844-200-6205
Canada:	1-226-828-7575
All other locations:	1-929-526-1599

Participant Code:	914613

For those unable to participate in the live call, a replay will be made available on P10’s investor relations page at www.P10alts.com.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of September 30, 2021, P10 has a global investor base of over 2,400 investors across 46 states, 29 countries and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions and financial institutions. Visit www.p10alts.com.

Forward Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our prospectus dated October 20, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 22, 2021, and in our quarterly report on Form 10-Q to be filed with the SEC, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by P10, Inc.

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted EBITDA, Adjusted Net Income and fee-paying assets under management) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures is included in the presentation of the third quarter financials. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Adjusted EBITDA and adjusted net income should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. Fee paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Ownership Limitations

P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Press and Investor Contact:

info@p10alts.com

Third Quarter 2021 Results Earnings Presentation - November 12, 2021

Legal Disclaimer Forward-Looking Statements Some of the statements in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as will, expect, believe, estimate, continue, anticipate, intend, plan and similar expressions are intended to identify these forward-looking statements. Forward-lookingstatementsdiscuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our prospectus dated October 20, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 22, 2021, and in our quarterly report on Form 10-Q to be filed with the SEC, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this releaseare madeonly as of thedatehereof. We undertakenoobligationtoupdate or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Use of Non-GAAP Financial Measures by P10, Inc. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted EBITDA, Adjusted Net Income and fee-paying assets under management are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included below. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Adjusted EBITDA and adjusted net income should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. Fee paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. 2 Third Quarter 2021 Results

Today’s Presenters Robert Alpert Fritz Souder C. Clark Webb Co-CEO and Chairman COO Co-CEO Amanda Coussens Mark Hood CFO and CCO Director of Investor Relations 3 Third Quarter 2021 Results

Third Quarter 2021 Highlights

Strong FPAUM growth drives record financial performance

Financial

- Fee paying assets under management (FPAUM) were $16.3Bn, an increase of 122% compared to September 30, 2020

	Three Months Ended		Nine Months Ended			
Financial Results ($ in Millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020	Q3'21 vs Q3'20	YTD'21 vs YTD'20
Actual FPAUM ($Bn)	$ 16.3	$ 7.3	$ 16.3	$ 7.3	122%	122%
Pro Forma FPAUM ($Bn)[1]	$ 16.3	$ 12.8	$ 16.3	$ 12.8	27%	27%
GAAP Financial Metrics						
Revenue	$ 38.1	$ 15.4	$ 104.9	$ 42.7	148%	146%
Operating Expenses	$ 27.1	$ 13.2	$ 76.7	$ 33.8	106%	127%
GAAP Net Income	$ 4.1	$ 0.1	$ 9.3	$ 3.2	N/A	191%
Fully Diluted GAAP EPS	$ 0.04	$ 0.00	$ 0.08	$ 0.04	N/A	113%
Non-GAAP Financial Metrics						
GAAP Revenue	$ 38.1	$ 15.4	$ 104.9	$ 42.7	148%	146%
Adjusted EBITDA [2]	$ 21.8	$ 8.8	$ 56.8	$ 22.5	148%	152%
Adjusted EBITDA Margin	57%	57%	54%	53%		
Adjusted Net Income [2]	$ 16.2	$ 6.6	$ 40.9	$ 15.4	146%	165%
Fully Diluted ANI EPS [3]	$ 0.15	$ 0.09	$ 0.37	$ 0.20	72%	90%

Notes:
1. FPAUM on a pro forma basis assumes the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.
2. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please refer to page 16 for a reconciliation of non-GAAP to GAAP measures.
3. ANI EPS Calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

Third Quarter 2021 Results
P10
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Third Quarter 2021 Highlights

Key Business Drivers

- Fee paying assets under management (FPAUM) were $16.3Bn, an increase of $8.9Bn, or 122%, compared to September 30, 2020, actuals
- Organic FPAUM [1] grew by $3.5Bn, or 27%, when compared to September 30, 2020, pro forma FPAUM
- Q3 organic growth was driven by 14 funds that were active in the market fundraising and deploying capital
- FPAUM inorganic growth in Q3 was attributable to Bonaccord and Hark acquisitions on September 30, 2021, that contributed an additional $900M+ in FPAUM to P10

Capital Markets

- On October 21, 2021, P10 uplisted to the NYSE and began trading under the ticker PX
- Investors purchased 20.0 million Class A shares at $12 per share
- Net proceeds to the Company were $129M [2], of which, $99M was used to pay down debt. As of September 30, 2021, the Company has $319M of outstanding debt and net debt of $297M [3]
- All per share metrics throughout this presentation have been retrospectively adjusted to reflect the 0.7 for 1 share reverse split that took place on October 20, 2021

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.
2. Net proceeds includes only the issuance of 11.5M shares in the primary offering and excludes the 8.5M shares sold by selling shareholders in the secondary offering.
3. The $319M of outstanding debt includes $3M of deferred financing costs that are shown net on the Balance Sheet as of September 30, 2021, on page 17 of this presentation. Net debt is outstanding debt of $319M less $22M of cash and cash equivalents as of September 30, 2021.

Third Quarter 2021 Results
P10
5

Third Quarter 2021 Highlights

Acquisitions & Strategic Relationships

- September 30, 2021: Acquired Bonaccord Capital Partners. Bonaccord acquires minority equity investments in a diversified portfolio of alternative markets asset managers with a focus on mid-sized managers across private equity, private credit and real assets. Bonaccord, founded in 2017, a leader in the GP stakes market, brings one investment vehicle and seven investment professionals to P10
- September 30, 2021: Acquired Hark Capital. Hark provides loans to mid-life private equity, growth equity, venture and other funds. These loans are backed by the unrealized investments at the fund level and provide financing for companies that would otherwise require equity. Hark, founded in 2012, brings two investment vehicles and five investment professionals to P10

Bonaccord Capital Partners

HARK | CAPITAL

Corporate Governance

- September 27, 2021: P10 appointed Edwin Poston, a Managing Partner and Co-Founder of TrueBridge Capital and Head of P10 Venture Solutions, to the board of directors. P10 appointed Scott Gwilliam, Managing Partner and Co-Founder of Keystone Capital, as an independent director
- August 12, 2021: P10 appointed Travis Barnes, Global Head of Financial Sponsors Group and Sustainable and Impact Banking at Barclays PLC, as an independent director

Third Quarter 2021 Results P10 6

Preeminent Investment Teams Delivering Best-in-Class Performance

Superior Track Record Across a Broad Range of Portfolio Solutions[1]

RCP Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (as of 6/30/21)					
Fund I	2003	$92	105%	14.1%	1.8x
Fund II	2005	$140	109%	8.2%	1.5x
Fund III	2006	$225	107%	6.8%	1.4x
Fund IV	2007	$265	110%	14.4%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	15.9%	2.0x
Fund VII	2011	$300	109%	18.1%	2.1x
Fund VIII	2012	$268	110%	20.2%	2.0x
Fund IX	2014	$350	103%	19.3%	1.8x
Fund X	2015	$332	101%	17.1%	1.5x
SEF	2017	$179	73%	23.4%	1.6x
Fund XI	2017	$315	78%	24.4%	1.6x
Fund XII	2018	$382	69%	17.4%	1.3x
Fund XIII	2019	$397	38%	-	-
Fund XIV	2020	$394	16%	-	-
SEF II	2020	$123	7%	-	-
Fund XV	2021	$435	6%	-	-
Fund XVI	2022	$52	0%	-	-
Secondary Funds (as of 6/30/21)					
SOF I	2009	$264	112%	22.0%	1.8x
SOF II	2013	$425	108%	11.6%	1.3x
SOF III	2018	$400	54%	70.2%	1.8x
SOF III Overage	2020	$87	13%	235.3%	2.2x
Co-Investment Funds (as of 6/30/21)					
Direct I	2010	$109	82%	37.9%	3.0x
Direct II	2014	$250	86%	28.6%	2.5x
Direct III	2018	$385	73%	25.0%	1.3x
Direct IV	2021	$102	1%	-	-

TrueBridge Capital Partners

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (as of 6/30/21)					
Fund I	2007	$311	93%	14.2%	3.1x
Fund II	2010	$342	83%	23.6%	5.5x
Fund III	2013	$409	92%	23.9%	3.5x
Fund IV	2015	$408	91%	42.3%	3.4x
Fund V	2017	$460	79%	58.1%	2.1x
Fund VI	2019	$608	36%	-	-
Direct Investment Funds (as of 6/30/21)					
Direct Fund I	2015	$125	95%	41.0%	3.1x
Direct Fund II	2019	$196	78%	53.7%	1.4x

Five Points Capital

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Equity Funds (as of 6/30/21)					
Fund I	1998	$101	94%	12.7%	2.1x
Fund II	2007	$152	99%	12.6%	1.7x
Fund III	2013	$230	92%	22.7%	2.1x
Fund IV	2019	$230	18%	-	-
Credit Funds (as of 6/30/21)					
Fund I	2006	$162	93%	12.2%	2.0x
Fund II	2011	$227	100%	7.6%	1.6x
Fund III	2016	$289	74%	14.7%	1.4x
Fund IV	2021	$87	3%	-	-

Enhanced Capital

Fund	Vintage	Invested ($M)	Called Capital	Net IRR	Net ROIC
Impact Funds (as of 6/30/21)					
Impact Credit	-	$591	-	7.4%[2]	1.2x
Impact Equity[3]	-	$408	-	20%+[4,5]	1.2x

Notes:
1. See performance disclosure notes starting on page 22.

Third Quarter 2021 Results

P10

7

Fee Paying Assets Under Management SECTION 7 Third Quarter 2021 Results

FPAUM and Average Fee Rate Detail Robust Organic FPAUM Growth and Stable, Attractive Fee Rates (1) (2) Organic FPAUM Growth Average Fee Rate (Bps) ($Bn) Average 2020PF-Q3’21A Fee Rate: 100bps Average Fee Rates are Stable and Consistent Across Vehicles and Fund Structures 18% CAGR 30% CAGR 101 100 99 98 16.3 15.1 13.9 13.4 11.9 9.6 2020PF Q1'21A Q2'21A Q3'21A 2018PF 2019PF 2020PF Q1'21 PF Q2'21 PF Q3'21 A Average Organic FPAUM 15.2 12.1 12.9 13.6 24% 12% 4% 9% 8% FPAUM (Bn) Growth Notes: 1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2018. 2. The average fee rates shown in the graph to the right for all 2021 values are calculated as actual average FPAUM as a quotient of actual revenue. FY 2020 numbers were calculated on a pro forma basis, inclusive of Five Points, TrueBridge, and Enhanced FPAUM and revenue for the full year. 9 Third Quarter 2021 Results

Organic Fee-Paying AUM Growth Model (1)

Long-Term Contractually Locked Up Funds Ensure Highly Sticky FPAUM Base



11.9
1.2
0.6
(0.3)
13.4
2.8
0.4
(0.3)
16.3
Dec-19 PF
Raised
Deployed
Stepdowns Expirations NAV
Dec-20 PF
Raised
Deployed
Stepdowns Expirations NAV
Sep-21 A

Breakdown of FPAUM Flows

Increase / Decrease	Impact	Description
Capital Raised	⬆⬆	Represents new commitments to funds that earn fees on a committed capital fee base
Capital Deployed	⬆	In certain vehicles, fees are based on capital deployed, as such increasing FPAUM
NAV Change (2)	▬	NAV change consists primarily of the impact of market value appreciation (depreciation) from vehicles that earn fees on a NAV basis.
Scheduled Fee Base Stepdowns (3)	⬇	Contractual reduction in fee base – timing known at outset of vehicle launch. Most vehicles do not change the charging basis from committed to invested capital upon stepdown
Fee Period Expirations (3)	⬇	Decreases in FPAUM due to fund expirations

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2019.
2. NAV change impact on P10's overall FPAUM is de minimis and relates to only one vehicle. For simplicity, the NAV Change impact on FPAUM is grouped with the Stepdown and Expiration amounts (the NAV Change in FY 2020 and YTD 2021 was -$4M and $8M, respectively.
3. Decreases in FPAUM from Fee Based Stepdowns and Expirations are combined with NAV Changes in the above graph. FY 2020 Stepdowns and Expirations were -$230M and -$44M, respectively. YTD Stepdowns and Expirations were -$241M and -$61M, respectively.

Third Quarter 2021 Results
P10
10

Premier Private Markets Solutions Provider Exceptionally Well-Positioned in the Private Markets Ecosystem Private Markets Ecosystem We are a specialized private market solutions provider. As LPs entrust us with capital, we strengthen our relationships with high performing, difficult to access fund managers. These relationships drive additional investment opportunities, source more data, enable portfolio optimization, enhance returns, and in turn, attract new LPs. Our position within the private markets ecosystem is reinforced by our synergistic multi-asset class solutions extracting sourcing opportunities from our vast network of GPs and portfolio companies. GP Primary Solutions GP Limited Partners (LPs) GP Public Pensions Endowments & Foundations Family Offices Corporate Pensions Direct & Co-Investments GP GP GP High Net Worth Financial Institutions GP Wealth Managers Sovereign Wealth Funds GP Secondary Investments GP GP Large, Global, High Quality LP Base of 2,400+ Proprietary Database and Analytics Platform Supported Synergistic Multi-Asset Class Private Market Solutions Institutional and High Net Worth Investors by Seasoned Team of 91 Investment Professionals Network of 220+ GPs Driving Cross-Solution Sourcing Opportunities 11 Third Quarter 2021 Results

Premier Private Markets Solutions Provider

Comprehensive Suite of Private Market Vehicles[1]

	Primary Solutions	Direct and Co-Investments	Secondary Investments
Asset Classes	• Private Equity • Venture Capital	• Private Equity • Venture Capital • Private Credit • Impact Investing	• Private Equity
Structure Description	• Invests in diversified portfolio of funds across asset classes with defined investment strategies	• Direct and Co-investments alongside leading GPs • Invests in secured unitrache, second lien, mezzanine loans and equity • GP Stakes	• Secondary purchaser of LP interests in private equity funds • Focused exclusively on lower middle market private equity funds
Value Proposition	• Provides instant fund diversification to investors • Differentiated access to relationship-driven VC and lower middle market sectors • Specialized underwriting skills and expertise to select best managers • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Extensive built-in network of fund managers results in significant actionable deal flow • Deals sourced from GP relationships and trusted advisors with preferred economic terms • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Well-diversified portfolio across industry, sponsor and geography • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Ability to purchase interests at a discount • Leverages RCP's position in the private equity ecosystem • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Shorter holding period and earlier cash returns • Countercyclical nature • Reduced blind pool risk • Offered through commingled investment vehicles • Robust database and analytics platform
FPAUM[2] ($Bn)	$10.1Bn	$5.0Bn	$1.2Bn

Notes:
1. Any discussion in this Presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets.
2. FPAUM as of September 30, 2021.

Third Quarter 2021 Results
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Fee Paying Assets Under Management Across Diversified Vehicles

Multi-Asset Investment Platform with Strong Organic Growth

Diversified Base and Growth Across Vehicles

FPAUM Composition
(As of Q3'21)


Total
FPAUM
$16.3Bn
Primary Solutions 62%
Direct & Co-Investments 31%
Secondary Investments 7%

Organic FPAUM Growth [1]
(From 2020PF to Q3'21)


Total
FPAUM
Growth
$2.9Bn
Primary Solutions 62%
Direct & Co-Investments 31%
Secondary Investments 7%

Key Metrics

Primary Solutions

$10.1Bn FPAUM as of Q3'21

28% Organic FPAUM CAGR Q4'20 PF – Q3'21 A

Primary Solutions

$5.0Bn FPAUM as of Q3'21

29% Organic FPAUM CAGR Q4'20 PF – Q3'21 A

Primary Solutions

$1.2Bn FPAUM as of Q3'21

53% Organic FPAUM CAGR Q4'20 PF – Q3'21 A

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2020.

Third Quarter 2021 Results
P10
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Financial Highlights SECTION 2 Third Quarter 2021 Results

Consolidated Statements of Operations (unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Q3'21 vs Q3'20	YTD'21 vs YTD'20
Revenues						
Management and advisory fees	$ 37,939	$ 15,222	$ 104,029	$ 41,821	149%	149%
Other revenue	206	159	872	861	30%	1%
Total revenues	**38,145**	**15,381**	**104,901**	**42,682**	**148%**	**146%**
Operating Expenses						
Compensation and benefits	14,009	5,918	38,119	15,818	137%	141%
Professional fees	2,595	2,627	7,856	5,177	-1%	52%
General, administrative and other	3,019	1,068	8,310	3,160	183%	163%
Amortization of intangibles	7,484	3,572	22,452	9,606	110%	134%
Total operating expenses	**27,107**	**13,185**	**76,737**	**33,761**	**106%**	**127%**
Income From Operations	**11,038**	**2,196**	**28,164**	**8,921**	**403%**	**216%**
Other (Expense)/Income						
Interest expense implied on notes payable to sellers	(223)	(216)	(657)	(771)	3%	-15%
Interest expense, net	(5,261)	(2,089)	(15,761)	(6,498)	152%	143%
Other income/(expense)	283	(1)	668	21	N/A	N/A
Total other (expense)/income	**(5,201)**	**(2,306)**	**(15,750)**	**(7,248)**	**126%**	**117%**
Net income (loss) before income taxes	**5,837**	**(110)**	**12,414**	**1,673**	**N/A**	**642%**
Income tax (expense)/benefit	(1,759)	175	(3,154)	1,513	N/A	N/A
Net Income	**4,078**	**65**	**9,260**	**3,186**	**N/A**	**191%**
Less: preferred dividends attributable to redeemable noncontrolling interest	(494)	(153)	(1,483)	(306)	223%	385%
Net Income Attributable to P10	**$ 3,584**	**$ (88)**	**$ 7,777**	**$ 2,880**	**N/A**	**170%**
Earnings per share						
Basic earnings per share	$ 0.06	$ (0.00)	$ 0.12	$ 0.05	N/A	170%
Diluted earnings per share	$ 0.04	$ (0.00)	$ 0.08	$ 0.04	N/A	109%
Weighted average shares outstanding, basic	62,464	62,464	62,464	62,464		
Weighted average shares outstanding, diluted	66,787	62,464	66,702	64,442		

Third Quarter 2021 Results
P10
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Non-GAAP Financial Measures (unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Q3'21 vs Q3'20	YTD'21 vs YTD'20
GAAP Net Income	**$ 4,078**	**$ 65**	**$ 9,260**	**$ 3,186**	**N/A**	**191%**
Add back (Subtract):						
Depreciation & Amortization	7,553	3,579	22,654	9,627	111%	135%
Interest expense, net	5,484	2,325	16,418	7,269	136%	126%
Income tax provision (benefit)	1,759	(175)	3,154	(1,513)	N/A	N/A
Non-Recurring Transaction Fees	2,422	2,800	3,833	3,412	-14%	12%
Non-cash stock based compensation	461	187	1,452	522	146%	178%
Adjusted EBITDA	**21,757**	**8,781**	**56,771**	**22,503**	**148%**	**152%**
Less:						
Cash interest expense, net	(4,555)	(1,529)	(13,712)	(6,172)	198%	122%
Cash income taxes, net of tax paid related to acquisitions	(1,046)	(689)	(2,192)	(938)	52%	134%
Adjusted Net Income	**16,156**	**6,563**	**40,867**	**15,393**	**146%**	**165%**
ANI Earnings per Share						
Shares outstanding	62,464	62,464	62,464	62,464		
Diluted Shares outstanding	109,979	76,724	109,893	78,701		
ANI per share	$ 0.26	$ 0.11	$ 0.65	$ 0.25	146%	165%
Diluted ANI per share	$ 0.15	$ 0.09	$ 0.37	$ 0.20	72%	90%

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled below. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes.

In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items:

- Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation) [continued in next column]
- The cost of financing our business,
- Non-Recurring Transaction Fees include the following:
  - Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory,
  - Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering, and
- The effects of income taxes.

Adjusted Net Income reflects the cash payments made for interest, which differs significantly from total interest expense that includes non-cash interest on the non-interest-bearing Seller Notes related to our acquisitions of RCP 2 and RCP 3. Similarly, the cash income taxes paid during the periods is significantly lower than the net income tax benefit, which is primarily comprised of deferred tax expense.

Third Quarter 2021 Results

P10

16

Consolidated Balance Sheets September 30, 2021 December 31, 2020 (Dollars in thousands except share amounts) (unaudited) Assets Cash and cash equivalents $ 21,656 $ 11,773 Restricted cash 6,421 1,010 Accounts receivable 7,656 2,494 Due from related parties 5,885 2,667 Investment in unconsolidated subsidiaries 1,977 2,158 Prepaid expenses and other assets 3,355 3,368 Property and equipment, net 1,000 1,124 Right-of-use assets 7,095 6,491 Deferred tax assets, net 35,494 37,621 Intangibles, net 136,306 143,738 Goodwill 417,401 369,982 Total assets $ 644,246 $ 582,426 Liabilities And Stockholders' Equity Liabilities Accounts payable $ 1,260 $ 1,103 Accrued expenses 12,040 12,505 Due to related parties 1,650 2,200 Other liabilities 6,419 254 Contingent consideration 19,160 - Deferred revenues 11,802 10,347 Lease liabilities 8,126 7,682 Debt obligations 315,517 290,055 Total liabilities 375,974 324,146 Commitments And Contingencies (Note 11) Redeemable Noncontrolling Interest 199,202 198,439 Stockholders' Equity Common stock - $0.001 par value; 110,000,000 and 110,000,000 shares authorized, respectively; 62,587,823 and 62,587,823 63 63 issued, respectively; 62,464,371 and 62,464,371 outstanding, respectively Treasury stock (273) (273) Additional paid-in-capital 325,762 324,310 Accumulated deficit (256,482) (264,259) Total stockholders' equity 69,070 59,841 Total Liabilities And Stockholders' Equity $ 644,246 $ 582,426 17 Third Quarter 2021 Results

Consolidated Cash Flows (unaudited) Nine Months Ended September 30, 2021 September 30, 2020 (Dollars in thousands) Cash Flows From Operating Activities Net income 9,260 3,186 Adjustments to reconcile net income to net cash provided by operating activities: Stock-based compensation 1,452 522 Incentive compensation 1,396 - Depreciation expense 202 21 Amortization of intangibles 22,452 9,606 Amortization of debt issuance costs and debt discount 2,798 1,315 Income from unconsolidated subsidiaries (781) - (Benefit)/expense for deferred tax 2,127 (3,213) Change in operating assets and liabilities: Accounts receivable (5,163) 550 Due from related parties (273) 173 Prepaid expenses and other assets 14 (797) Right-of-use assets 1,219 878 Accounts payable 157 3,682 Accrued expenses 152 966 Due to related parties (550) - Other liabilities 6,165 (125) Deferred revenues 1,455 477 Lease liabilities (1,379) (949) Net cash provided by operating activities 40,703 16,292 Cash Flows From Investing Activities Acquisitions, net of cash acquired (46,195) (46,640) Payments of contingent consideration (518) - Purchase of intangible assets (30) Investments in unconsolidated subsidiaries (2,638) - Proceeds from investments in unconsolidated subsidiaries 3,600 - Post-closing payments related to acquistions (1,519) (125) Purchases of property and equipment (78) (14) Net cash used in investing activities (47,378) (46,779) Cash Flows From Financing Activities Issuance of redeemable noncontrolling interests - 31,000 Borrowings on debt obligations 35,952 - Repayments on debt obligations (12,321) (2,582) Payment of preferred stock dividend (720) - Debt issuance costs (942) (470) Net cash provided by financing activities 21,969 27,948 Net change in cash and cash equivalents and restricted cash 15,294 (2,539) Cash And Cash Equivalents And Restricted Cash, Beginning of Period 12,783 19,462 Cash And Cash Equivalents And Restricted Cash, End of Period 28,077 16,923 18 Third Quarter 2021 Results

Tax Assets Combination of Intangible Assets, Goodwill, and NOLs Generating Sustained, Long-Term Tax Benefits Long-Term Tax Benefits Commentary Tax Assets (Projected Dec-21) ìTax basis intangible assets and tax-deductible goodwill – which are more than half of our tax assets – are available to reduce federal income tax ratably over the next fifteen years $208M Federal (1) NOLs ìManagement plans to pursue disciplined growth through acquisitions, which creates a step-up in basis that will likely generate additional intangibles and goodwill amortization Tax Assets that provides an additional federal and state tax deduction over fifteen years ~$518M ìFederal NOLs are generally expected to be fully utilized $310M before expiration. Goodwill & Intangibles Remaining Tax ìWith annual tax amortization and the use of the remaining (2) Amortization NOL balance, the Company anticipates federal taxable (3) income at $0 for several years Notes: 1. The $208M of remaining federal NOLs equals the projected balance of federal NOLs after utilization of NOLs in 2021. 2. Goodwill and intangibles remaining tax amortization is the goodwill and intangibles balance net of tax amortization deducted from inception through September 30, 2021. 3. While we anticipate $0 of federal taxable income for several years, we will have some state and local income taxes. 19 Third Quarter 2021 Results

Compelling Value Proposition Premier, specialized private markets solutions provider operating in large and growing markets with increasing investor allocations Highly recurring revenue composed almost entirely of management and advisory fees earned primarily on committed capital from long-term, contractually locked up funds Strong investment performance across private markets driven by experience, investment process and data advantage supporting the ability to grow and attract future funds Attractive and growing revenue base with highly recurring and well diversified revenue and strong margins Exceptional management team with aligned incentives, proven M&A track record, supported by deep bench of investment talent 20 Third Quarter 2021 Results

Key Terms & Supplemental Information Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM): FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Adjusted EBITDA: In order to compute Adjusted EBITDA, we adjust our GAAP net income for the following items: • Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); • The cost of financing our business; • Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; • Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering; and • The effects of income taxes Adjusted Net Income (ANI): • We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, • and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI EPS: Fully diluted Adjusted Net Income earnings per share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Net IRR: Refers to Internal rate of return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC: Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size: Refers to the total amount of capital committed by investors to each fund disclosed. Called Capital: Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. Supplemental Share Information: Class A shares (CUSIP # 69376K106) trade on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way to sell Class B shares is to first contact your broker and convert them to Class A shares, which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. Ownership Limitations: P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10. 21 Third Quarter 2021 Results

Disclaimers Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: • market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; • the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; • our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; • our newly established funds typically generate lower returns during the period that they initially deploy their capital; • changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; • in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and • the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. 22 Third Quarter 2021 Results

CONTACT US DALLAS OFFICE Office: 4514 Cole Avenue Suite 1600 Dallas, Texas 75205 Tel: 214.999.0149 Website: p10alts.com Email: info@p10alts.com Third Quarter 2021 Results